Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Timothy A. Bonang, Vice President, Investor Relations, or
Elisabeth H. Olmsted, Manager, Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Extends Term and

Reduces Interest Rate and Fees on Credit Facility

Newton, MA (September 4, 2013):  Senior Housing Properties Trust (NYSE: SNH) today announced that it has amended its existing $750 million unsecured revolving credit facility.

Prior to the amendment, SNH’s credit facility had a maturity date of June 24, 2015 and interest paid on drawings was LIBOR plus 160 basis points, subject to adjustments based on changes to SNH’s credit ratings.  The maturity date of the amended credit facility is extended to January 15, 2018 and interest paid on drawings is reduced to LIBOR plus 130 basis points, subject to adjustments based on changes to SNH’s credit ratings.  In addition, the facility fee was reduced from 35 basis points to 30 basis points per annum on the total amounts of lending commitments.

The amended credit facility includes a borrower’s option to further extend the facility for an additional one year to January 15, 2019.  In addition, the amended facility also includes a feature under which maximum borrowings may be increased up to $1.5 billion in certain circumstances.

Wells Fargo Securities, LLC, RBC Capital Markets and Citigroup Global Markets Inc. served as Joint Lead Arrangers and Joint Lead Bookrunners for the amended credit facility. Banks participating in the amended credit facility are as follows:

Name of Institution	Facility Title

Wells Fargo Bank, N.A.	Administrative Agent

Royal Bank of Canada	Syndication Agent

Citigroup N.A.	Syndication Agent

Bank of America, N.A.	Documentation Agent

Regions Bank	Documentation Agent

Compass Bank	Documentation Agent

PNC Bank, National Association	Lender

RBS Citizens, N.A.	Lender

Capital One, N.A.	Lender

Comerica Bank	Lender

Sumitomo Mitsui Banking Corporation, New York	Lender

TD Bank, N.A.	Lender

Mizuho Bank, Ltd.	Lender

Sovereign Bank	Lender

Taiwan Cooperative Bank Ltd. Seattle	Lender

Mega International Commercial Bank Co., Ltd. Los Angeles Branch	Lender

Mega International Commercial Bank Co., Ltd. New York Branch	Lender

Bank of Taiwan, Los Angeles Branch	Lender

First Hawaiian Bank	Lender

First Tennessee Bank N.A.	Lender

Land Bank of Taiwan Los Angeles Branch	Lender

ChinaTrust Commercial Bank LTD., New York Branch	Lender

First Commercial Bank, New York Branch	Lender

Jefferies Finance LLC	Lender

Morgan Stanley Bank, N.A.	Lender

UBS A.G. Stamford Branch	Lender

SNH is a real estate investment trust, or REIT, that owned 395 properties located in 40 states and Washington, D.C. as of June 30, 2013. SNH is headquartered in Newton, MA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THE AMOUNT OF THE REVOLVING CREDIT FACILITY.  HOWEVER, CONTINUED AVAILABILITY OF BORROWINGS UNDER THE REVOLVING CREDIT

FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CONDITIONS.

•                  THIS PRESS RELEASE STATES THAT THE MAXIMUM BORROWINGS MAY BE INCREASED UP TO $1.5 BILLION IN CERTAIN CIRCUMSTANCES.  INCREASING THE MAXIMUM BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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